Exhibit 10.1

EIGHTH AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT

This EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 31, 2016, by and among MRC ENERGY COMPANY, a Texas corporation (the “Borrower”), the LENDERS party hereto and ROYAL BANK OF CANADA, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Third Amended and Restated Credit Agreement, dated as of September 28, 2012 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects and the Administrative Agent and the Lenders have agreed to do so on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:
SECTION 1.Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
1.1    Cover Page. The cover page to the Credit Agreement shall be and it hereby is amended and restated in its entirety and replaced with Annex A attached hereto.
1.2    Amended Definition. The following definition in Section 1.1 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
“LIBOR Rate” means,
(a)    for any Interest Period with respect to any Eurodollar-based Advance, the per annum rate of interest, expressed on the basis of a year of 360 days, determined by the Administrative Agent, which is equal to the offered rate set by ICE Benchmark Administration for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) with a term equivalent to such Eurodollar-Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Eurodollar-Interest Period. If the rates referenced in the preceding sentence are not available, “LIBOR Rate” shall mean the per annum rate of interest determined by the Administrative Agent as the rate of interest, expressed on a basis of 360 days, at which deposits in Dollars for delivery on the first day of such Eurodollar-Interest Period in same day funds in the approximate amount of the Eurodollar-based Advance being made, continued or converted by the Administrative Agent and with a term and amount comparable to such Eurodollar-Interest Period and principal amount of such Eurodollar-based Advance as would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Eurodollar-Interest Period; provided that, if any such rate is below zero, the LIBOR Rate will be deemed to be zero; and
(b)    for purposes of determining the Daily Adjusting LIBOR Rate in connection with a Base Rate Advance, the per annum rate of interest, expressed on the basis of a year of 360 days, determined by the Administrative Agent, which is equal to the offered rate set by ICE Benchmark Administration for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) with a term equivalent to one (1) month, determined as of approximately 11:00 a.m. (London time) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. If the rates referenced in the preceding sentence are not available, “LIBOR Rate” shall mean the per annum rate of interest determined by the Administrative Agent as the rate of interest, expressed on a basis of 360 days, at which deposits in Dollars for delivery on such day in same day funds in the approximate amount of the Base Rate Advance being made or converted by the Administrative Agent and with a term equal to one (1) month and amount comparable to the principal amount of such Base Rate Advance as would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) on such day; provided that, if any such rate is below zero, the LIBOR Rate will be deemed to be zero.
1.3    Additional Definitions. The following definition shall be and it hereby is added to Section 1.1 of the Credit Agreement in alphabetical order:
“Eighth Amendment Effective Date” means October 31, 2016.
1.4    Borrowing Base. Section 4.1 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
4.1    Borrowing Base. The term “Conforming Borrowing Base” means, as of the date of determination thereof prior to the Borrowing Base Equalization

Date, the designated loan value as calculated by Lenders in their sole discretion assigned to the discounted present value of future net income accruing to the Borrowing Base Properties, based upon Lenders’ in-house evaluation of Borrowing Base Properties. Before the Borrowing Base Equalization Date the term “Borrowing Base” has the meaning set forth below, and will be determined in relation to the Conforming Borrowing Base. On and after the Borrowing Base Equalization Date, the term “Borrowing Base” means, as of the date of determination thereof, the designated loan value as calculated by Lenders in their sole discretion assigned to the discounted present value of future net income accruing to the Borrowing Base Properties, based upon Lenders’ in-house evaluation of Borrowing Base Properties. The Lenders’ determination of the Conforming Borrowing Base and Borrowing Base will be made in accordance with then-current practices, economic and pricing parameters, methodology, assumptions, and customary procedures and standards established by each Lender from time to time for its petroleum industry customers including without limitation (a) an analysis of such reserves and production data with respect to the Hydrocarbon Interests of the Credit Parties in all of their Oil and Gas Properties, including the Mortgaged Properties, as is provided to Lenders in accordance herewith, (b) an analysis of the assets, liabilities, cash flow, business, properties, prospects, management and ownership of each Credit Party, and (c) such other credit factors as each Lender customarily considers in evaluating similar oil and gas credits. Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (collateral value in excess of loan amount) which Borrower acknowledges to be essential for the adequate protection of Lenders. As of the Eighth Amendment Effective Date, the Borrowing Base and the Conforming Borrowing Base shall be $400,000,000. Prior to the Borrowing Base Equalization Date, any increase in the Conforming Borrowing Base as a result of the most recent redetermination thereof shall result in an equal increase in the Borrowing Base. On and after the Borrowing Base Equalization Date, the Borrowing Base shall equal the Conforming Borrowing Base then in effect and all references to Conforming Borrowing Base and Borrowing Base shall mean the Borrowing Base then in effect.
SECTION 2.     Redetermined Borrowing Base. This Amendment shall constitute notice of a redetermination of the Borrowing Base pursuant to Section 4.2 of the Credit Agreement, and the Administrative Agent, the Lenders and the Borrower hereby acknowledge that effective as of October 31, 2016 the Borrowing Base shall be $400,000,000 and such redetermined Borrowing Base shall remain in effect until the date the Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement. The redetermination of the Borrowing Base contained in this Section 2 shall constitute the Determination Date to occur on or about November 1, 2016.
SECTION 3.    Reallocation and Increase of Revolving Credit Commitment Amounts. The Lenders have agreed among themselves to reallocate their respective Revolving Credit Commitment Amounts, and to permit one or more of the Lenders to increase their respective Revolving Credit Commitment Amounts (each, an “Increasing Lender”). Each of the Administrative Agent and the Borrower hereby consent to (i) the reallocation of the Revolving Credit Commitment Amounts and (ii) the increase in each Increasing Lender’s Revolving Credit Commitment Amount. On the date this Amendment becomes effective and after giving effect to such reallocation, assignment and increase of the Revolving Credit Aggregate Commitment, the Revolving Credit Commitment Amount of each Lender shall be as set forth on Schedule 1.2 of this Amendment. Each Lender hereby consents to the Revolving Credit Commitment Amount set forth on Schedule 1.2 of this Amendment. The reallocation of the Revolving Credit Commitment Amounts among the Lenders shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit D to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation. The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 13.7(b)(iv) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 3. To the extent requested by any Lender, and in accordance with Section 11.1 of the Credit Agreement, the Borrower shall pay to such Lender, within the time period prescribed by Section 11.1 of the Credit Agreement, any amounts required to be paid by the Borrower under Section 11.1 of the Credit Agreement in the event the payment of any principal of any Eurodollar-based Advance or the conversion of any Eurodollar-based Advance other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 3.
SECTION 4.    Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment and the redetermination of the Borrowing Base contained in Section 2 of this Amendment and the reallocation of the Revolving Credit Commitment Amounts contained in Section 3 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 4.
4.1    Execution and Delivery. The Administrative Agent shall have received a duly executed counterpart of (a) this Amendment signed by the Borrower and the Lenders and (b) the Consent and Reaffirmation attached hereto signed by each Guarantor, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
4.2    No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
4.3    Fees. The Administrative Agent shall have received the fees separately agreed upon in a separate fee letter executed by the Administrative Agent and the Borrower in connection with this Amendment.
4.4    Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 5.    Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:
5.1    Reaffirmation of Representations and Warranties. After giving effect to the amendments herein, each representation and warranty of the Borrower, the Parent and each other Credit Party contained in the Credit Agreement and in each of the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof (without duplication of any materiality qualifier contained therein), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specified earlier date.
5.2    Corporate Authority; No Conflicts. The execution, delivery and performance by the Borrower of this Amendment and all documents, instruments and agreements contemplated herein are within the Borrower’s corporate powers, have been duly authorized by necessary corporate action by the Borrower, require no action by or in respect of, or filing with, any court or agency of government (except for the recording and filing of Collateral Documents and financing statements) and (a) do not violate in any material respect any Requirement of Law, (b) are not in contravention of the terms of any material Contractual Obligation, indenture, agreement or undertaking to which the Borrower is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect, and (c) do not result in the creation or imposition of any Lien upon any of the assets of the Borrower except for Liens permitted by Section 8.2 of the Credit Agreement and otherwise as permitted in the Credit Agreement.
5.3    Enforceability. This Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
5.4    No Default. As of the date hereof, immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 6.    Miscellaneous.
6.1    Mortgages. Within thirty (30) days after the Eighth Amendment Effective Date (or such longer period as Administrative Agent may agree, in its reasonable discretion), the Credit Parties shall have executed and delivered to the Administrative Agent Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Oil and Gas Properties of the Credit Parties, or the portion thereof, as required by Sections 7.16 and 7.17 of the Credit Agreement.
6.2    Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by the Borrower. The Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of the Borrower, the Parent or any other Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof, except as amended and modified hereby.
6.3    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.4    Further Assurances. The Borrower covenants and agrees from time to time, as and when reasonably requested by the Administrative Agent or the Lenders, to execute and deliver or cause to be executed or delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Administrative Agent or the Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.
6.5    Legal Expenses. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
6.6    FATCA. For the purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
6.7    Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
6.8    Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.9    Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
6.10    Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.
6.11    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
6.12    Reference to and Effect on the Loan Documents.

(a)    This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

MRC ENERGY COMPANY,
as Borrower

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

SIGNATURE PAGE

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Rodica Dutka
Name:	Rodica Dutka
Title:	Manager, Agency

ROYAL BANK OF CANADA,
as a Lender and as an Issuing Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

SIGNATURE PAGE

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

SIGNATURE PAGE

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Raza Jafferi
Name:	Raza Jafferi
Title:	Vice President

SIGNATURE PAGE

COMERICA BANK,
as a Lender and as an Issuing Lender

By:	/s/ Robert C. Pitcock
Name:	Robert C. Pitcock
Title:	Relationship Manager

SIGNATURE PAGE

SUNTRUST BANK,
as a Lender

By:	/s/ Shannon Juhan
Name:	Shannon Juhan
Title:	Director

SIGNATURE PAGE

BMO HARRIS FINANCING, INC.,
as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Director

SIGNATURE PAGE

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Edward Markham
Name:	Edward Markham
Title:	Vice President

SIGNATURE PAGE

IBERIABANK,
as a Lender

By:	/s/ Moni Collins
Name:	Moni Collins
Title:	Senior Vice President

SIGNATURE PAGE

Schedule 1.2

Percentages and Allocations
Revolving Credit

LENDERS	REVOLVING CREDIT ALLOCATIONS	REVOLVING CREDIT PERCENTAGE
Royal Bank of Canada	$68,571,428.60	17.1428571500%
The Bank of Nova Scotia	$64,155,844.15	16.0389610375%
Comerica Bank	$55,064,935.06	13.7662337650%
Bank of America, N.A.	$55,064,935.06	13.7662337650%
Suntrust Bank	$55,064,935.06	13.7662337650%
BMO Harris Financing, Inc.	$55,064,935.06	13.7662337650%
Wells Fargo Bank, N.A.	$27,272,727.27	6.8181818175%
IBERIABANK	$19,740,259.74	4.9350649350%
TOTALS	$400,000,000.00	100.000000000%

Annex A

Third Amended and Restated Credit Agreement
Dated as of September 28, 2012
MRC ENERGY COMPANY,
as Borrower,
The Lending Entities From Time to Time Parties Hereto,
as Lenders,
and
Royal Bank of Canada,
as Administrative Agent

RBC Capital Markets,
as Joint Lead Arranger and Sole Bookrunner

Comerica Bank,
as Joint Lead Arranger and Syndication Agent
and

The Bank of Nova Scotia,
as Joint Lead Arranger and Co-Documentation Agent
and

SunTrust Bank,
as Co-Documentation Agent

CONSENT AND REAFFIRMATION
Each of the undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Eighth Amendment to Third Amended and Restated Credit Agreement (the “Eighth Amendment”); (ii) consents to the Borrower’s execution and delivery thereof; (iii) consents to the terms of the Eighth Amendment; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Indebtedness pursuant to the terms of the Guaranty or the Liens granted by it pursuant to the terms of the other Loan Documents to which it is a party securing payment and performance of the Indebtedness, (v) reaffirms that the Guaranty and the other Loan Documents to which it is a party and such Liens are and shall continue to remain in full force and effect and are hereby ratified and confirmed in all respects and (vi) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, (x) all of the representations and warranties made by it in each of the Loan Documents to which it is a party are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specified earlier date, and (y) after giving effect to the Eighth Amendment, no Default or Event of Default has occurred and is continuing. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither the Administrative Agent nor any of the Lenders have any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers for the Guaranty and other Loan Documents to which it is a party to remain in full force and effect, and nothing herein shall create such duty or obligation.
[SIGNATURE PAGES FOLLOW]

CONSENT AND REAFFIRMATION

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Eighth Amendment.

GUARANTORS:

MATADOR RESOURCES COMPANY
MRC ENERGY SOUTHEAST COMPANY, LLC
MRC ENERGY SOUTH TEXAS COMPANY, LLC
MRC PERMIAN COMPANY
MRC ROCKIES COMPANY
MATADOR PRODUCTION COMPANY
LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.
DELAWARE WATER MANAGEMENT COMPANY, LLC
LONGWOOD MIDSTREAM DELAWARE, LLC
LONGWOOD MIDSTREAM SOUTHEAST, LLC
LONGWOOD MIDSTREAM SOUTH TEXAS, LLC
SOUTHEAST WATER MANAGEMENT COMPANY, LLC
MRC DELAWARE RESOURCES, LLC
DLK BLACK RIVER MIDSTREAM, LLC
MRC PERMIAN LKE COMPANY, LLC
BLACK RIVER WATER MANAGEMENT COMPANY, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By:	Longwood Gathering and Disposal Systems GP, Inc., its General Partner

By:
Name:	David E. Lancaster
Title:	Executive Vice President

CONSENT AND REAFFIRMATION SIGNATURE PAGE